Exhibit 99.2

Contacts:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons Leather Announces Receipt of Notification from Nasdaq Regarding
Continued Listing Requirements
Wilsons Leather Also Moves to Quarterly Sales Releases
MINNEAPOLIS – (BUSINESS WIRE) – February 21, 2008 – Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced that it received notice from The Nasdaq Stock Market on February 15, 2008 stating that for 30 consecutive business days the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5). The notice has no effect on the listing of the Company’s securities at this time, and its common stock will continue to trade on The Nasdaq Global Market under the symbol “WLSN”.
     In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until August 13, 2008, to regain compliance. The notice states that if, at any time before August 13, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement. No assurance can be given that the Company will regain compliance during that period.
     If the Company does not regain compliance with the minimum bid price requirement by August 13, 2008, Nasdaq staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel. Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum bid price requirement of Nasdaq Marketplace Rule 4310(c)(4). In such event, the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on The Nasdaq Capital Market. No assurance can be given that the Company will be eligible for the additional 180-day compliance period, or, if applicable, that it will regain compliance during any additional compliance period.

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com
     The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and August 13, 2008, and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Nasdaq minimum closing bid price requirement.
     The Company also announced today that as a result of the previously announced conversion of existing Wilsons Leather stores to a new “Studio” concept, effective immediately it intends to issue press releases related to sales on a quarterly basis, along with the quarterly earnings release. The Company had previously issued sales releases monthly.
About Wilsons Leather
Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States.
Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to business strategies, changes to merchandise mix, and future sales results. Factors that could cause actual results to differ include: risks associated with strengthening our existing store base and brand strategy development; continued declines in comparable store sales; our ability to expand the accessories business and acquire a suitable accessories brand; the potential need for funding in addition to our cash flow from operations and existing credit facilities; dependence on our key supplier to implement our designer label outerwear merchandise strategy; changes in customer shopping patterns; risks associated with the development of our wholesale business; the potential for additional impairment losses if our operating performance does not improve; competition in our markets; uncertainty in general economic conditions; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our 2004 equity financing, as well as shares issuable upon conversion and exercise of the preferred stock and warrants issued in connection with the financing that was completed on June 15, 2007; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; potential delisting of our common stock if we are unable to satisfy the minimum bid price requirement; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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